EXHIBIT 10.7

                      SUPPLEMENTAL ELECTIVE DEFERRAL PLAN

         This Supplemental Elective Deferral Plan of Nature's Sunshine Products, Inc. is effective as of May 15, 1998 except as otherwise provided in this Plan.

                                    ARTICLE I

                                      NAME

         1.1 NAME. The Plan shall be known as the "NATURE'S SUNSHINE PRODUCTS, INC. SUPPLEMENTAL ELECTIVE DEFERRAL PLAN" and is hereinafter sometimes referred to as the "Plan".

                                   ARTICLE II

                                     PURPOSE

         2.1 PURPOSE. This Plan herein set forth has been created for the primary purpose of providing certain selected employees and non-employee directors of the Employer with the ability to defer the receipt of income, including amounts that cannot be deferred under the Tax Deferred Retirement Plan of the Employer due to limitations in the law. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and shall be administered as such.

                                   ARTICLE III

                                   DEFINITIONS

         When used herein, the following words shall have the meanings indicated, unless the context clearly indicates otherwise:

         3.1 ACCOUNT. The words "ACCOUNT" means the Deferral Account described in Section 5.1.

         3.2 BENEFICIARY. The word "BENEFICIARY" shall mean the person or persons entitled to receive benefits upon the death of a Member under this Plan.

         3.3 CODE. The word "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         3.4 COMMENCEMENT DATE. The words "Commencement Date" shall mean the date selected by the Member on his/her initial election form from among the following:

         (a) The Termination Date; or

         (b) First day of the year following the year containing the Termination Date.

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     If no election is properly made, the Commencement Date shall be the
     Termination Date.

         The Member may change the Commencement Date by submitting an election form to the Plan Administrator specifying a Commencement Date, provided, however, such election shall not be effective unless:

         (i) the Plan Administrator, in its sole discretion, approves the proposed Commencement Date; and

         (ii) the election form is received by the Plan Administrator at least one year before the proposed Commencement Date.

         3.5 COMPENSATION. The word "COMPENSATION" with respect to employees of the Employer has the following meaning:

         (a) "Compensation" shall mean the total of all amounts paid by the Employer by reason of services performed by the Member, including any bonus pay, taking into account any of the following:

               (1) Contributions or payments by the Employer for or on account of the Member under any employee benefit plan, including but not limited to any qualified pension plan and any health or welfare plan;

               (2) Compensation that is not subject to employer income tax withholding under Code Section 3402 (or any successor thereof);

               (3) Income caused by the exercise of stock options;

               (4) Income attributable to benefits received under any long term disability plan maintained by the Company; and

               (5) Automobile, moving or entertainment allowances; reimbursements for medical, professional or transportation expenses; excess group term life insurance coverage or other life insurance coverage; tuition refunds; expense reimbursements and other fringe benefits including such things as physical exams, Christmas gifts and service awards.

         (c) Notwithstanding the foregoing, a Member's Compensation shall include contributions made on behalf of the Member under a salary reduction agreement to any plan of the Employer qualifying under Code Sections 125, 401(k), or 408(k), and any amounts deferred at the election of the Member pursuant to the terms of this Plan.

The word "COMPENSATION" with respect to members of the Board of Directors of the Employer who are not employees of the Employer shall mean the total amount paid for services as a member of the Board of Directors of the Employer.

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         3.6 DEFERRAL ACCOUNT. The words "DEFERRAL ACCOUNT" means the account maintained on the books of the Employer as described in Section 5.1.

         3.7 DISABILITY. The word "Disability" shall mean any medically determinable physical or mental impairment which is considered a permanent disability under the terms of the Tax Deferred Retirement Plan.

         3.8 EFFECTIVE DATE. The "EFFECTIVE DATE" of this Plan shall be May 15, 1998.

         3.9 ELIGIBLE PERSON. The word "Eligible Person" means any member of the Board of Directors of the Employer who is not an employee of the Employer, each employee who is an officer of the Employer, and each employee who is in an employment position that has the title of director. In addition, Eligible Person includes any other employee who is a management or highly compensated employee for purposes of ERISA designated as eligible by the Plan Administrator; provided, however, such employee shall be an Eligible Person only so long as so designated by the Plan Administrator which designation can be changed by the Plan Administrator at anytime in its sole discretion.

         3.10 EMPLOYER. The word "EMPLOYER" shall mean Nature's Sunshine Products, Inc. or any successor thereof, if its successor shall adopt this Plan.

         3.11 MEMBER. The word "MEMBER" means a person who has become a participant in the Plan.

         3.12 PLAN. The word "PLAN" shall mean the Supplemental Elective Deferral Plan set forth in and by this document, as the same may be amended from time to time.

         3.13 PLAN ADMINISTRATOR. The words "Plan Administrator" shall mean the person or committee designated by the Employer to administer this Plan. In the absence of an effective designation, it shall mean the Employer.

         3.14 PLAN YEAR. The words "PLAN YEAR" shall mean the calendar year, with a short plan year from May 15, 1998 to December 31, 1998.

         3.15 TAX DEFERRED RETIREMENT PLAN. The words "TAX DEFERRED RETIREMENT PLAN" shall mean the Nature's Sunshine Products, Inc. Tax Deferred Retirement Plan, and any successor to that Plan.

         3.16 TERMINATION DATE. The words "TERMINATION DATE" means the date a Member ceasing to render services to the Employer for any reason whatsoever, voluntary or involuntary, including death or disability of the Member.

                                   ARTICLE IV

                                   ELIGIBILITY

         4.1 PARTICIPATION. Each Eligible Person shall be eligible to participate in this Plan as of the later of May 15, 1998 or the first day of the month coincident with or immediately following

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the date he or she becomes an Eligible Person. A Member shall cease to be eligible to make further elective deferrals under this Plan at such time as the Member ceases to be an Eligible Person.

                                    ARTICLE V

                                    ACCOUNTS

         5.1 ESTABLISHMENT AND DETERMINATION OF ELECTIVE ACCOUNT. The Employer shall establish an Elective Deferral Account on its books for each Member. The Deferral Account balance of a Member shall be credited with each of the following:

         (a) ELECTIVE DEFERRAL CONTRIBUTION. At the time each payroll is paid, the Employer shall credit to the Deferral Account of the Member the amount equal to the percentage or amount of the Compensation of the Member for the payroll period set forth on the election form submitted by the Member prior to the date the compensation was earned in accordance with the rules adopted by the Plan Administrator . The normal compensation actually paid to the Member for the payroll period by the Employer shall be reduced by the amount credited to the Deferral Account under this Section 5.1(a).

         (b) ADDITIONAL DEFERRALS. The Deferral Account of the Member shall be credited with the amount that the Member has notified the Employer in writing prior to the date the compensation is earned in accordance with rules adopted by the Plan Administrator that he/she wishes to have deferred. The amount set forth in writing by the Member to be deferred shall be expressed as a percentage or amount of Compensation for the Plan Year or as a percentage or amount of a contingent payment (such as a year-end bonus). The Deferral Account of the Member shall be credited with the deferred amount as of the date such amount otherwise would have been paid to the Member. The compensation paid by the Employer to the Member for the Plan Year shall be reduced by the amount deferred under this Section 5.1(b).

         (c) EARNINGS. As of the end of each month, and as of the date the benefit is payable under Article VI, the Employer shall credit as earnings to the Deferral Account of a Member under rules established by the Plan Administrator an amount equal to that which would have been earned on the account since the last day of the preceding month if the account had earned an investment return for the applicable period equal to the investment return for the investments selected in advance by the Member from those made available by the Plan Administrator, or to the extent no selection has properly been made, by crediting the account with the rate of return for the applicable period of the fixed income fund selected in its sole discretion by the Plan Administrator. The Plan Administrator shall prescribe such rules as it deems necessary or appropriate regarding the crediting of earnings and the adjustments to be made in the way the earnings are credited to the Deferral Accounts to reflect the timing of investment elections made by the Member and the timing of amounts being credited or debited to the Deferral Accounts.

The Deferral Account balance of a Member shall be debited with the amount paid to or on behalf of the Member under this Plan.

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         5.2 STATEMENT OF ACCOUNTS. The Plan Administrator shall provide to each
Member within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Plan Administrator selects setting forth the balance, if any, in the Deferral Account of the Member as of the last day of the Plan Year just ended.

         5.3 ACCOUNTING DEVICE ONLY. The Deferral Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Member under this Plan. The Deferral Account shall not constitute or be treated as a trust fund of any kind.

                                   ARTICLE VI

                               PAYMENT OF ACCOUNTS

         6.1 BENEFIT PAYMENT. A Member shall be entitled to a payment equal to the amount credited to his/her Deferral Account as of the Commencement Date. The payment shall commence to be paid within 60 days of the Commencement Date.

         6.2 FORM OF PAYMENT. The amount due the Member shall be paid in one of the following forms as selected by the Member in his/her initial election form:

         (a) substantially equal annual installments over three years; or

         (b) substantially equal annual installments over five years.

         While the amount of the Deferral Account is being paid in installments, the Deferral Accounts used to measure the amount due the Member shall continue to be adjusted for earnings under rules prescribed by the Plan Administrator as provided in Section 5.1(c). In the event no form of payment is properly elected, the amount due the Member shall be paid in the form of annual installments over a period of five years.

         6.3 PAYMENT TO BENEFICIARY. In the event a Member dies before receiving his/her full benefit under this Plan, the Employer shall pay any remaining amount due on behalf of the Member hereunder to the Beneficiary of the Member. Such payment shall be in the form of a single cash payment and shall be paid within 60 days of the date of death. A Member may designate a Beneficiary on the form prescribed by and delivered to the Plan Administrator. If no Beneficiary is properly designated under this Plan, then the Beneficiary shall be the person entitled under the terms of the Tax Deferred Retirement Plan to receive any death benefits payable under the Tax Deferred Retirement Plan on account of the death of that Plan Member. If there is no Beneficiary after application of the foregoing provisions of this Section, then the payment shall be made to the estate of the Member.

                                   ARTICLE VII

                    CERTAIN OTHER BENEFITS TAKEN INTO ACCOUNT

         For purposes of this Plan, the Employer shall take into account and credit against its obligations hereunder with respect to any Member, the actuarial value of any payments or benefits

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provided said Member that were intended to pay the benefits to be provided by this Plan. For this purpose, any benefits payable under the qualified plans of the Employer are not intended to pay the benefits to be provided by this Plan.

                                  ARTICLE VIII

                          CLAIMS AND REVIEW PROCEDURES

         8.1 CLAIMS PROCEDURE. The Plan Administrator shall notify the Member or beneficiary ("claimant") in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Plan. If the Plan Administrator determines that a claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the claimant wishes to have the claim reviewed. If the Plan Administrator determines that there are special circumstances requiring additional time to make a decision, the Plan Administrator shall notify the claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         8.2 REVIEW PROCEDURE. If a claimant is determined by the Plan Administrator not to be eligible for benefits, or if the claimant believes that he or she is entitled to greater or different benefits, the claimant shall have the opportunity to have such claim reviewed by the Plan Administrator by filing a petition for review with the Plan Administrator within sixty (60) days after receipt of the notice issued by the Plan Administrator. Said petition shall state the specific reasons which the claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Plan Administrator of the petition, the Plan Administrator shall afford the claimant (and counsel, if any) an opportunity to present his or her position to the Plan Administrator orally or in writing, and the claimant (or counsel) shall have the right to review the pertinent documents. The Plan Administrator shall notify the claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the claimant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Plan Administrator, but notice of this deferral shall be given to the claimant. In the event of the death of a claimant, the same procedures shall apply to the claimant's beneficiaries.

                                   ARTICLE IX

                           ADMINISTRATION OF THE PLAN

         9.1 PLAN ADMINISTRATION. The Plan Administrator shall have the authority to interpret the Plan and issue such administrative procedures as it deems appropriate. The Plan Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The Plan Administrator's interpretations,

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determinations, regulations and calculations shall be final and binding on all persons and parties concerned.

         9.2 AMENDMENT AND TERMINATION. The Employer may amend or terminate the Plan at any time, provided, however, that no such amendment or termination shall adversely affect a benefit to which a terminated or retired Member or the Beneficiary of such Member is entitled under Article V prior to the date of such amendment or termination unless the Member becomes entitled to an amount equal to such benefit under another plan or practice adopted by the Employer. In the event of termination of the Plan, the Employer may elect to immediately pay all benefits due under the Plan to Members or may elect to have such benefits paid at such time as such Members would have received the benefits if the Plan had continued. The Plan Administrator may amend this Plan at anytime so long as the amendment does not materially increase the cost of the Plan to the Employer.

         9.3 PAYMENTS. The Employer will pay all benefits arising under this Plan. There shall be deducted from each payment any federal, state or local withholding or taxes or charges which may be required under applicable law as determined by the Employer.

         9.4 NON-ASSIGNABILITY OF BENEFITS. The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the earnings under the Plan of the person affected may be terminated by the Plan Administrator which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

         9.5 STATUS OF PLAN. Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Member or for any other person or persons to whom benefits are to be paid pursuant to the terms of this plan, the Member's only earnings hereunder being the right to receive the benefits set forth herein. To the extent any person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

          9.6 INDEMNIFICATION. To the extent permitted by law, the Employer shall indemnify each member of the Board of Directors and any other employee of the Employer to whom duties are assigned with respect to this Plan, against expenses (including any amount paid in settlement) reasonably incurred by him/her in connection with any claims against him/her by reason of his/her conduct in the performance of his/her duties under the Plan, except in relation to matters as to which he/she acted fraudulently or in bad faith in the performance of such duties. This right of indemnification shall be in addition to any other right to which the Board or other person may be entitled as a matter of law or otherwise, and shall pass to the estate of a deceased person.

         9.7 REPORTS AND RECORDS. The Plan Administrator and those to whom the Plan Administrator has delegated duties under the Plan shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

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         9.8 FINANCES. The costs of the Plan shall be borne by the Employer. The rights of the Member (or of his Beneficiary) to benefits under the Plan shall be solely those of an unsecured general creditor of the Employer. Any assets acquired by or held by the Employer shall not be deemed to be held as security for the performance of the obligations of the Employer under this Plan.

         9.9 NONGUARANTEE OF EMPLOYMENT. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Member, or as a right of any Member to be continued in employment of the Employer, or as a limitation on the right of the Employer to discharge any of its employees, with or without cause.

         9.10 APPLICABLE LAW. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not pre-empted by such laws, by the laws of the State of Utah.

         9.11 HEADINGS. The headings of Sections and Articles in this Plan are for convenience purposes only and shall in no way control or be used in the interpretation of the content of the Sections or Articles or this Plan as a whole.

         9.12 NUMBER AND GENDER. Where the context requires, the singular shall include the plural and the plural shall include the singular, and any gender shall include both other genders.

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